Contact:	Bob O’Shaughnessy	Tony Pordon
	Chief Financial Officer	Senior Vice President
	248-648-2800	248-648-2540
	boshaughnessy@unitedaut	tpordon@unitedauto.com
	o.com	—

UNITEDAUTO REPORTS FOURTH QUARTER RESULTS
____________________________________________________________

Total Revenues Increase 23%

Same-Store Retail Revenues Increase 7%

Excluding Prior Year Gain, Income from Continuing Operations
Per Share Increases 18% to $0.33
____________________________________________________________

BLOOMFIELD HILLS, MI, February 14, 2007 – United Auto Group, Inc. (NYSE: UAG), an international automotive retailer, today reported fourth quarter income from continuing operations of $31.1 million and related earnings per share of $0.33. Fourth quarter 2005 results included $5.2 million of after-tax earnings ($0.06 per share) attributable to the sale of all remaining variable profits relating to the pool of extended service contracts sold at the Company’s dealerships from 2001 through 2005. Excluding the extended service contract gain from the prior year results, adjusted income from continuing operations and related earnings per share increased 16.1% and 17.9%, respectively, over the comparable period in 2005. Fourth quarter net income amounted to $29.9 million and related earnings per share was $0.32.

Revenues in the fourth quarter increased 22.8% to $2.9 billion, including a 7.1% increase in same-store retail revenues. The increase in same-store revenue was highlighted by 14.5% growth in used vehicle revenues and a 6.2% increase in service and parts revenues.

Commenting on the Company’s results, Chairman Roger Penske said, “Our business achieved solid same-store retail revenue growth during the fourth quarter, despite a difficult comparison to last year. I am pleased with the same-store results, especially in our service and parts operations which included 13.6% same-store growth in our international markets. These results highlight the benefit of our ongoing capital investment program.” Penske continued, “Our used vehicle business was exceptionally strong in the quarter, with total used vehicle revenues growing nearly 44%. The increased level of this business, coupled with a challenging marketplace, contributed to an overall decrease in gross margin percentage during the fourth quarter.”

For the year ended December 31, 2006, revenues increased 16.4% to $11.2 billion. Full-year income from continuing operations amounted to $130.6 million and related earnings per share was $1.39. Excluding the extended service contract gain noted above from the prior year results, income from continuing operations and related earnings per share increased 14.7% and 14.9%, respectively, over the comparable period in 2005.

The Company currently estimates earnings from continuing operations to be in the range of $1.40 to $1.50 per share for the year ended December 31, 2007. This estimate includes an estimated $0.02 to $0.04 per share of costs associated with developing the distribution network for the smart product launch in the United States. First quarter 2007 earnings from continuing operations are estimated to be in the range of $0.26 to $0.30 per share. These estimates exclude a $12 million, or $0.13 per share, charge to be incurred in connection with the previously announced call of the Company’s $300 million 9.625% Senior Subordinated Notes in March 2007. Earnings per share estimates are based on an estimated average of 94.6 million shares outstanding.

UnitedAuto will host a conference call discussing financial results relating to fourth quarter 2006 on Wednesday, February 14, 2007 at 2:00 p.m. EDT. To listen to the conference call, participants must dial (800) 553-5275 [International, please dial (612) 332-1210]. The call will be simultaneously broadcast over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 314 retail automotive franchises, representing 41 different brands, and 26 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 169 franchises in 19 states and Puerto Rico and 145 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 1000 and has over 15,000 employees.

Statements in this press release may involve forward-looking statements. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties that could affect UnitedAuto’s future performance which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2005 and its other filings with the Securities and Exchange Commission, and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Fourth Quarter
	2006	2005

Revenues:
New Vehicle	$1,587,023	$1,358,681
Used Vehicle	680,384	472,776
Finance and Insurance, Net	59,372	59,816
Service and Parts	327,644	265,625
Fleet and Wholesale Vehicle	226,594	189,432

Total Revenues	2,881,017	2,346,330

Cost of Sales:
New Vehicle	1,446,815	1,236,207
Used Vehicle	625,889	432,099
Service and Parts	147,654	119,047
Fleet and Wholesale Vehicle	227,862	190,316

Total Cost of Sales	2,448,220	1,977,669

Gross Profit	432,797	368,661
SG&A Expenses	350,939	284,097
Depreciation and Amortization	12,476	9,697

Operating Income	69,382	74,867
Floor Plan Interest Expense	(15,739)	(12,460)
Other Interest Expense	(14,702)	(13,260)
Equity in Earnings of Affiliates	2,695	1,093

Income from Continuing Operations Before Income Taxes and Minority Interests	41,636	50,240
Income Taxes	(9,930)	(17,651)
Minority Interests	(636)	(564)

Income from Continuing Operations	31,070	32,025
Loss from Discontinued Operations, Net of Tax	(1,171)	(1,904)

Net Income	$29,899	$30,121

Income from Continuing Operations Per Diluted Share	$0.33	$0.34

Diluted EPS	$0.32	$0.32

Diluted Weighted Average Shares Outstanding	94,389	94,374

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Twelve Months
	2006	2005

Revenues:
New Vehicle	$6,275,916	$5,601,187
Used Vehicle	2,546,009	2,025,532
Finance and Insurance, Net	249,581	229,575
Service and Parts	1,246,288	1,043,859
Fleet and Wholesale Vehicle	924,519	761,240

Total Revenues	11,242,313	9,661,393

Cost of Sales:
New Vehicle	5,727,135	5,106,889
Used Vehicle	2,330,694	1,845,587
Service and Parts	559,305	474,563
Fleet and Wholesale Vehicle	920,710	760,903

Cost of Sales	9,537,844	8,187,942

Gross Profit	1,704,469	1,473,451
SG&A Expenses	1,356,452	1,154,220
Depreciation and Amortization	44,863	37,551

Operating Income	303,154	281,680
Floor Plan Interest Expense	(61,565)	(47,124)
Other Interest Expense	(49,173)	(49,004)
Equity in Earnings of Affiliates	8,201	4,271

Income from Continuing Operations Before Income Taxes and Minority Interests	200,617	189,823
Income Taxes	(67,845)	(68,870)
Minority Interests	(2,172)	(1,814)

Income from Continuing Operations	130,600	119,139
Loss from Discontinued Operations, Net of Tax	(5,899)	(166)

Net Income	$124,701	$118,973

Income from Continuing Operations Per Diluted Share	$1.39	$1.27

Diluted EPS	$1.32	$1.27

Diluted Weighted Average Shares Outstanding	94,178	93,932

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	12/31/06	12/31/05
Assets
Cash and Cash Equivalents	$13,147	$8,957
Accounts Receivable, Net	469,516	398,127
Inventories	1,519,506	1,144,584
Other Current Assets	71,490	50,209
Assets Held for Sale	213,030	310,467

Total Current Assets	2,286,689	1,912,344
Property and Equipment, Net	582,646	416,099
Intangibles	1,490,767	1,182,273
Other Assets	142,783	83,457

Total Assets	$4,502,885	$3,594,173

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$874,326	$785,237
Floor Plan Notes Payable – Non-Trade	297,985	318,034
Accounts Payable and Accrued Expenses	515,111	368,874
Current Portion Long-Term Debt	3,057	3,551
Liabilities Held for Sale	52,150	189,239

Total Current Liabilities	1,742,629	1,664,935
Long-Term Debt	1,178,994	576,690
Other Long-Term Liabilities	285,609	206,816

Total Liabilities	3,207,232	2,448,441
Stockholders’ Equity	1,295,653	1,145,732

Total Liabilities and Stockholders’ Equity	$4,502,885	$3,594,173

UNITED AUTO GROUP, INC.
Selected Data

	Fourth Quarter		Twelve Months
	2006	2005	2006	2005
Total Retail Units
New Retail	43,463	38,899	183,370	167,956
Used Retail	22,529	17,109	88,723	75,348

Total Retail	65,992	56,008	272,093	243,304

Same-Store Retail Units
New Same-Store Retail	39,120	38,592	163,253	163,233
Used Same-Store Retail	18,189	16,869	75,601	72,687

Total Same-Store Retail	57,309	55,461	238,854	235,920

Same-Store Retail Revenue
New Vehicles	$1,423,041	$1,349,041	$5,594,172	$5,472,566
Used Vehicles	534,728	467,101	2,154,969	1,973,780
Finance and Insurance, Net	53,733	59,412	226,399	224,594
Service and Parts	279,247	262,988	1,091,642	1,021,030

Total Same-Store Retail	$2,290,749	$2,138,542	$9,067,182	$8,691,970

Same-Store Retail Revenue Growth
New Vehicles	5.5%	4.5%	2.2%	5.8%
Used Vehicles	14.5%	4.6%	9.2%	4.4%
Finance and Insurance, Net	(9.6%)	(2.4%)	0.8%	9.7%
Service and Parts	6.2%	6.6%	6.9%	7.6%
Revenue Mix
New Vehicles	55.1%	57.9%	55.8%	58.0%
Used Vehicles	23.6%	20.2%	22.6%	21.0%
Finance and Insurance, Net	2.1%	2.5%	2.2%	2.4%
Service and Parts	11.4%	11.3%	11.1%	10.8%
Fleet and Wholesale	7.8%	8.1%	8.3%	7.8%
Average Retail Selling Price
New Vehicles	$36,514	$34,928	$34,225	$33,349
Used Vehicles	$30,200	$27,633	$28,696	$26,882
Gross Margin	15.0%	15.7%	15.2%	15.3%
Retail Gross Margin – by Product
New Vehicle	8.8%	9.0%	8.7%	8.8%
Used Vehicle	8.0%	8.6%	8.5%	8.9%
Service and Parts	54.9%	55.2%	55.1%	54.5%
Gross Profit per Retail Transaction
New Vehicles	$3,226	$3,149	$2,993	$2,943
Used Vehicles	2,419	2,378	2,427	2,388
Finance and Insurance	900	1,068	917	944

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Fourth Quarter		Twelve Months
	2006	2005	2006	2005
Brand Mix:
BMW	21%	16%	18%	16%
Toyota/Lexus	20%	22%	21%	23%
Honda/Acura	14%	15%	16%	15%
DCX	12%	12%	11%	12%
Ford	9%	9%	10%	9%
Audi	7%	7%	7%	7%
General Motors	4%	5%	4%	5%
Porsche	4%	4%	4%	4%
Nissan/Infiniti	3%	3%	3%	3%
Other	6%	7%	6%	6%

	100%	100%	100%	100%
Foreign / Premium	94%	93%	93%	92%
Domestic Big 3	6%	7%	7%	8%

	100%	100%	100%	100%
Debt to Total Capital Ratio	48%	34%	48%	34%
Rent Expense	$36,254	$29,492	$135,253	$109,715